Exhibit 10.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into effective as of April 1, 2009, by and between SILICON VALLEY BANK (“Bank”) and SONIC FOUNDRY, INC., a Maryland corporation (“Sonic Foundry”) and SONIC FOUNDRY MEDIA SYSTEMS, INC., a Maryland corporation (“Sonic Systems”; and collectively with Sonic Foundry, “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of June 16, 2008 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank: (i) provide Borrower a new term loan in an amount not to exceed $1,000,000.00, which such term loan shall be used, in part, to refinance the outstanding balance of the Existing Term Loan, and (ii) make certain other revisions as more specifically stated herein.

E. Although Bank is under no obligation to do so, Bank is willing to agree with Borrower’s requests, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

(a) Term Loan 2 (Section 2.2). Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety with the following:

2.2 Term Loan 2.

2.2.1 Availability. Subject to the terms and conditions of this Agreement, Bank shall make available to Borrower in a single advance a term loan in the amount not to exceed the Term Loan 2 Amount (the “Term Loan 2”) which shall refinance the amounts due under the Existing Term Loan. After repayment, no amounts advanced under the Term Loan 2 may be reborrowed.

2.2.2 Repayment. Borrower shall repay the Term Loan 2 in thirty six (36) equal monthly installments of principal and interest in an amount to be determined by Bank (the “Term Loan 2 Payment”). Beginning on the first day of the month following the month in which the Funding Date occurs, each Term Loan 2 Payment shall be payable on the first day of each month. Borrower’s final Term Loan 2 Payment, due on the Term Loan 2 Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan 2.

2.2.3 Term Loan 2 Prepayment. At Borrower’s option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay all, but not less than all, of the Term Loan 2, provided Borrower (a) provides prior written notice to Bank of its election to prepay the Term Loan 2, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Term Loan 2 through the date the prepayment is made; (ii) all unpaid principal with respect to the Term Loan 2, (iii) all other sums, if any, that shall have become due and payable hereunder with respect to the Term Loan 2, and (iv) a prepayment fee of 1% of the Term Loan 2 Amount if such prepayment occurs prior to the first anniversary of the Term Loan 2 Funding Date, and a prepayment fee of 0.5% of the Term Loan 2 Amount if such prepayment occurs after the first anniversary of the Term Loan 2 Funding Date but prior to the second anniversary of the Term Loan 2 Funding Date. No such prepayment fee shall be due if prepayment is made after the second anniversary of the Term Loan 2 Funding Date.

(b) Term Loan Balance Reserve (Section 2.2.2). Section 2.2.2 of the Loan Agreement shall be amended and restated in its entirety as follows:

2.2.2 Term Loan Balance Reserve. Bank shall maintain a reserve under the Revolving Line in an amount equal to the outstanding principal balance of the Existing Term Loan, as refinanced by the Term Loan 2 (the “Term Loan Balance Reserve”); provided, that such Term Loan Balance Reserve shall terminate at such time that Borrower has maintained as of the last day of each month, a ratio of (a) EBITDA, to (b) Debt Service, in each case for the three (3) month period then ending of greater than or equal to 1.25 to 1.00 for three (3) consecutive months (such termination date, the “Reserve Termination Date”).

(c) Interest (Section 2.4(a)) Section 2.4(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety with the following:

(iii) Term Loan 2. Subject to Section 2.4(b), the principal amount outstanding under the Term Loan 2 shall accrue interest at a floating per annum rate equal to the greater of (i) one percentage point (1.0%) above the Prime Rate, or (ii) eight and three-quarters of one percent (8.75%), which interest shall be payable monthly.

(d) Financial Covenants (Section 6.9). Section 6.9 of the Loan Agreement is hereby amended and restated in its entirety as follows:

(i) EBITDA. Borrower’s EBITDA, as tested as of the last day of each month for the three (3) month period then ending, shall not reflect a loss in excess of the following:

Period	Maximum EBITDA Loss
March 1, 2009 through May 31, 2009	$(1,000,000)

June 1, 2009 through February 28, 2010	$(500,000)

March 1, 2010 and thereafter	$0

Notwithstanding the foregoing, Borrower’s failure to satisfy the EBITDA financial covenant set forth above shall not constitute an Event of Default hereunder if, as of the date of any calculation reflecting such failure to satisfy the applicable EBITDA financial covenant set forth above, Borrower maintains an Adjusted Quick Ratio greater than or equal to 1.75:1.00.

(ii) Debt Service Coverage Ratio. Beginning on the Reserve Termination Date, and measured as of the last day of each fiscal month, a ratio of (a) EBITDA, to (b) Debt Service, in each case for the three (3) month period then ending of greater than or equal to 1.25 to 1.00. Failure to satisfy the Debt Service Coverage Ratio financial covenant shall not constitute an

Event of Default if Borrower immediately reserves the outstanding balance of the Term Loan 2 under the Revolving Line.

(e) Definitions (Section 13.1).

(i) Each of the following definitions in the Loan Agreement is hereby added or amended and restated in its entirety, as applicable:

“Borrowing Base” is seventy-five (75%) of Eligible Accounts, plus the lesser of (a) seventy five percent (75%) of Eligible Foreign Accounts or (b) Five Hundred Thousand and No/100 Dollars ($500,000.00) as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, the Term Loan 2, or any other extension of credit by Bank for Borrower’s benefit.

“Debt Service” means, as of the last day of any period, payments of principal and interest of Indebtedness of Borrower and its Subsidiaries determined on a consolidated basis for such period.

“Eligible Foreign Accounts” are Accounts billed and collected in the United States and which are otherwise Eligible Accounts but are owing from (a) an Account Debtor which has its principal place of business in Canada, (b) Mediasite KK, an entity organized under the laws of Japan, (c) Media Mission, an entity organized under the laws of Holland, or (d) Visionaire, an entity organized under the laws of the United Arab Emirates.

“Revolving Line Maturity Date” is October 1, 2011.

“Term Loan 2 Amount” is an amount equal to One Million and No/100 Dollars ($1,000,000.00).

“Term Loan 2 Maturity Date” is April 1, 2012.

(ii) Subsection (c) of the definition “Eligible Accounts” is hereby amended and restated in its entirety as follows.

(c) Accounts other than Eligible Foreign Accounts billed in the United States and owing from an Account Debtor which does not have its principal place of business in the United States unless such Accounts are otherwise Eligible Accounts and (i) covered in full by credit insurance satisfactory to Bank, less any deductible, (ii) supported by letter(s) of credit acceptable to Bank, (iii) supported by a guaranty from the Export-Import Bank of the United States, or (iv) that Bank otherwise approves of in writing;

(iii) The definition of “Term Loan Maturity Date” is hereby deleted.

(f) Compliance Certificate (Exhibit D). The form of Compliance Certificate attached hereto shall replace the Compliance Certificate attached as Exhibit D to the Loan Agreement.

3. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

(a) Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

(b) Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement;

(c) The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;

(e) The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

(f) The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

(g) This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

5. Release by Borrower.

(a) FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

(b) By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

(c) This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

(d) Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(i) Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(ii) Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(iii) The terms of this Amendment are contractual and not a mere recital.

(iv) This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(v) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

6. Continuing Validity. Borrower understands and agrees that in granting its consent as provided herein, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s consent pursuant to this Agreement in no way shall obligate Bank to grant any future consents or make any future modifications to the Indebtedness. Nothing in this Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement.

7. Integration. This Agreement, together with the Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous proposals, negotiations, agreements, and understandings relating to the subject matter. In entering into this Agreement, Borrower acknowledges that it is relying on no statement, representation, warranty, covenant, or agreement of any kind made by the Bank or any employee or agent of Bank, except for the agreements of Bank set forth herein. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Bank and Borrower.

8. Payment of Expenses. Borrower shall pay Bank all reasonable out-of-pocket expenses for preparing and negotiating this Agreement.

9. Governing Laws; Headings. This Agreement is one of the Loan Documents defined in the Loan Agreement and shall be governed and construed in accordance with the laws of the State of Texas. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

10. Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and permitted assigns of each party.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, are an original, and all taken together are one Agreement.

12. Scope of Agreement. The amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, (b) limit or impair Bank’s right to demand strict performance of the referenced provisions as of all other dates, and (c) limit or impair Bank’s right to demand strict performance of all other provisions and covenants as of any date.

13. Conditions to Effectiveness. As conditions precedent to the effectiveness of this Amendment, Borrower shall have (a) delivered to Bank a fully executed original of this Amendment, paid to Bank a fully earned, non-refundable term loan fee in the amount of $3,000 for the Term Loan 2.

14. Extension Fee. Borrower agrees to pay to Bank an extension fee for the Revolving Line in the amount of $45,000 (the “Extension Fee”) which such Extension Fee is fully earned as of the date of this Amendment and shall be non-refundable upon payment. The Extension Fee shall be paid in two installments: (a) $20,000 shall be paid on June 16, 2009, and (b) $25,000 shall be paid on June 16, 2010; provided that the full, outstanding balance of the Extension Fee shall be paid upon the earlier repayment of the Revolving Line and termination of the Loan Agreement.

THIS AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered effective as of the date first written above.

BORROWER:

SONIC FOUNDRY, INC.,
a Maryland corporation

By	/s/ Kenneth A. Minor
Name:	Kenneth A. Minor
Title:	Chief Financial Officer

SONIC FOUNDRY MEDIA SYSTEMS, INC., a Maryland corporation

By	/s/ Kenneth A. Minor
Name:	Kenneth A. Minor
Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By	/s/ Adam M. Glick
Name:	Adam M. Glick
Title:	Relationship Manager